EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the Fourth Quarter of 2020 and Declares Quarterly Cash Dividend

February 3, 2021

HUNTSVILLE, Ala.—(BUSINESS WIRE)—February 3, 2021—ADTRAN, Inc. (NASDAQ:ADTN) (“ADTRAN” or the “Company”) today announced financial results for the fourth quarter of 2020. For the quarter, revenue was $130.1 million. Net income for the fourth quarter of 2020 was $6.1 million and earnings per share, assuming dilution, was $0.13 per share. Non-GAAP net income was $5.2 million and non-GAAP earnings per share, assuming dilution, was $0.11 per share. Non-GAAP net income and non-GAAP earnings per share exclude stock-based compensation expense, acquisition-related expenses and amortizations, restructuring expenses, amortization of pension actuarial losses, valuation allowance related to our deferred tax assets, non-cash deferred compensation, and other one-time adjustments. The reconciliations between GAAP net income and GAAP earnings per share to non-GAAP net income and non-GAAP earnings per share are set forth in the table provided below.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “We saw substantial growth in our Tier-2 and Tier-3 service provider segments in the U.S. and a solid increase in fiber deployments in Europe. We expect that our fiber access solutions will continue to be adopted by customers around the world.”

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2020. The quarterly cash dividend of $0.09 per common share is to be paid to the Company’s stockholders of record as of the close of business on February 18, 2021. The payment date will be March 4, 2021.

The Company confirmed that it will hold a conference call to discuss its fourth quarter 2020 results on Thursday, February 4, 2021, at 9:30 a.m. Central Time. ADTRAN will webcast this conference call. To listen, simply visit ADTRAN’s Investor Relations site at www.adtran.com/investor approximately 10 minutes prior to the start of the call, click on the event “ADTRAN releases 4th Quarter Financial Results and Earnings Call,” and click on the Webcast link.

An online replay of the Company’s conference call, as well as the text of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.adtran.com/investor or email investor.relations@adtran.com.

At ADTRAN, we believe amazing things happen when people connect. From the cloud edge to the subscriber edge, we help communications service providers around the world manage and scale services that connect people, places and things to advance human progress. Whether rural or urban, domestic or international, telco or cable, enterprise or residential—ADTRAN solutions optimize existing technology infrastructures and create new, multi-gigabit platforms that leverage cloud economics, data analytics, machine learning and open ecosystems—the future of global networking. Find more at ADTRAN.com, LinkedIn and Twitter.

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including: (i) those risks and uncertainties related to the continued spread and extent of the impact of the COVID-19 global pandemic, including the speed, depth, geographic reach and duration of the spread, which could lead to a decrease in demand for the Company’s products and services, and which has disrupted, and could lead to further disruptions in, the Company’s supply chain, adversely impacting the operations and financial condition of the Company and its customers; actions that have been taken and that may be taken by the Company, its customers, suppliers and counterparties in response to the pandemic, including the implementation of alternative work arrangements for employees, which may delay the timing of some orders and expected deliveries and which may impact the Company’s ability to mitigate inefficiencies, delays and additional costs in the Company’s product development, sales, marketing and customer service efforts; the legal, regulatory and administrative developments that occur at the federal, state and local levels and in foreign jurisdictions in response to the pandemic, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns; potential disruptions, breaches, or other incidents affecting the proper operation, availability or security of the Company’s or its partners’ information systems; declines in revenues due to declining customer demand and deteriorating macroeconomic conditions; potential increased expenses related to labor, raw materials, freight or other expenditures; the impact of the COVID-19 pandemic on the Company’s liquidity, as well as risks associated with disruptions in the financial markets and the business of financial institutions as a result of the COVID-19 pandemic which could impact the Company from a financial perspective; (ii) those risks and uncertainties related to evolving U.S. and foreign laws and regulations regarding privacy, data protection and other matters, including uncertainty and potential additional compliance obligations arising from the Court of Justice of the European Union’s recent issuance of a decision that invalidated the EU-U.S. Privacy Shield framework as a basis for transfers of personal data from the EU to the U.S.; and (iii) the other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

To provide additional transparency, we have disclosed in the tables below non-GAAP operating income (loss), which has been reconciled to operating income (loss), and non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, which have been reconciled to net income (loss) and earnings (loss) per share - basic and diluted, in each case as reported based on Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). These non-GAAP financial measures exclude certain items which management believes are not reflective of the ongoing operating performance of the business. We believe this information is useful in providing period-to-period comparisons of the results of our ongoing operations. Additionally, these measures are used by management in our ongoing planning and annual budgeting processes. The presentation of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, when combined with the U.S. GAAP presentation of operating income (loss), net income (loss) and earnings (loss) per share - basic and diluted, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, and are not an alternative for, U.S. GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under U.S. GAAP. Additionally, our calculation of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, may not be comparable to similar measures calculated by other companies.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$60,161	$73,773
Restricted cash	18	—
Short-term investments	3,131	33,243
Accounts receivable, net	98,827	90,531
Other receivables	21,531	16,566
Inventory, net	118,715	98,305
Prepaid expenses and other current assets	8,293	7,892
Total Current Assets	310,676	320,310

Property, plant and equipment, net	62,399	68,086
Deferred tax assets, net	9,869	7,561
Goodwill	6,968	6,968
Intangibles, net	23,470	27,821
Other non-current assets	25,425	19,883
Long-term investments	80,130	94,489
Total Assets	$518,937	$545,118

Liabilities and Stockholders' Equity
Accounts payable	$43,187	$44,870
Bonds payable	—	24,600
Unearned revenue	14,092	11,963
Accrued expenses and other liabilities	13,609	13,876
Accrued wages and benefits	15,262	13,890
Income tax payable, net	1,301	3,512
Total Current Liabilities	87,451	112,711

Non-current unearned revenue	6,888	6,012
Pension liability	18,664	15,886
Deferred compensation liability	25,866	21,698
Other non-current liabilities	7,124	8,385
Total Liabilities	145,993	164,692

Stockholders' Equity	372,944	380,426

Total Liabilities and Stockholders' Equity	$518,937	$545,118

Consolidated Statements of Income (Loss)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020		2019	2020		2019
Sales
Network Solutions	$114,091		$96,219	$438,015		$455,226
Services & Support	16,038		19,568	68,495		74,835
Total Sales	130,129		115,787	506,510		530,061
Cost of Sales
Network Solutions	65,734		56,324	244,226		263,677
Services & Support	10,878		12,254	44,733		47,217
Total Cost of Sales	76,612		68,578	288,959		310,894
Gross Profit	53,517		47,209	217,551		219,167
Selling, general and administrative expenses	29,348		30,625	113,972		130,288
Research and development expenses	27,493		30,654	113,287		126,200
Asset impairments	—		—	65		3,872
Gain on contingency	—		—	—		(1,230)
Operating Loss	(3,324)		(14,070)	(9,773)		(39,963)
Interest and dividend income	905		872	1,936		2,765
Interest expense	(4)		(129)	(5)		(511)
Net investment gain	3,031		3,239	4,850		11,434
Other income (expense), net	(947)		(768)	(3,254)		1,498
Loss Before Income Taxes	(339)		(10,856)	(6,246)		(24,777)
Income tax (expense) benefit	6,453		(768)	8,624		(28,205)
Net Income (Loss)	$6,114		$(11,624)	$2,378		$(52,982)

Weighted average shares outstanding – basic	48,111		47,936	47,996		47,836
Weighted average shares outstanding – diluted	48,532	(1)	47,936	48,288	(1)	47,836

Earnings (loss) per common share – basic	$0.13		$(0.24)	$0.05		$(1.11)
Earnings (loss) per common share – diluted	$0.13	(1)	$(0.24)	$0.05	(1)	$(1.11)

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$2,378	$(52,982)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	16,627	17,771
Asset impairments	65	3,872
Gain on investments	(5,802)	(11,434)
Stock-based compensation expense	6,834	6,962
Deferred income taxes	(1,356)	30,070
Gain on contingency payment	—	(1,230)
Gain on life insurance proceeds	—	(1,000)
Other	216	(33)
Change in operating assets and liabilities:
Accounts receivable, net	(7,269)	8,282
Other receivables	(4,732)	20,046
Inventory, net	(18,840)	1,252
Prepaid expenses and other assets	(5,239)	2,749
Accounts payable, net	(2,199)	(13,494)
Accrued expenses and other liabilities	5,093	(4,598)
Income taxes payable	(2,294)	(8,705)
Net cash used in operating activities	(16,518)	(2,472)

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,413)	(9,494)
Proceeds from disposals of property, plant and equipment	2	—
Proceeds from sales and maturities of available-for-sale investments	105,100	47,268
Purchases of available-for-sale investments	(56,767)	(48,578)
Acquisition of note receivable	(523)	—
Life insurance proceeds received	—	1,000
Acquisition of business	—	13
Net cash provided by (used in) investing activities	41,399	(9,791)

Cash flows from financing activities:
Dividend payments	(17,334)	(17,212)
Repayment of bonds payable	(24,600)	—
Tax withholdings related to stock-based compensation settlements	(1,043)	—
Proceeds from stock option exercises	—	526
Purchases of treasury stock	—	(184)
Payments on long-term debt	—	(1,000)
Net cash used in financing activities	(42,977)	(17,870)
Net decrease in cash and cash equivalents	(18,096)	(30,133)
Effect of exchange rate changes	4,502	(1,598)
Cash, cash equivalents and restricted cash, beginning of year	73,773	105,504

Cash, cash equivalents and restricted cash, end of year	$60,179	$73,773

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$24	$512
Cash paid during the year for income taxes	$7,609	$9,357
Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$108	$90

Supplemental Information

Reconciliation of Operating Loss to Non-GAAP Operating Income (Loss)

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020		2019		2020		2019
Operating Loss	$(3,324)		$(14,070)		$(9,773)		$(39,963)
Acquisition related expenses, amortizations and adjustments	1,051	(1)	1,357	(5)	4,550	(8)	5,703	(13)
Stock-based compensation expense	1,778	(2)	1,778	(6)	6,834	(9)	6,962	(14)
Restructuring expenses	2,581	(3)	1,356	(7)	6,229	(10)	6,014	(15)
Deferred compensation adjustments	2,172	(4)	536	(4)	2,937	(4)	2,767	(4)
Asset impairments	—		—		65	(11)	3,872	(11)
Settlement income	—		—		(28)	(12)	(746)	(12)
Gain on contingency	—		—		—		(1,230)	(16)
Non-GAAP Operating Income (Loss)	$4,258		$(9,043)		$10,814		$(16,621)

(1) $0.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the consolidated statements of income.

(2) $0.1 million is included in total cost of sales, $1.1 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the consolidated statements of income.

(3) $0.2 million is included in total cost of sales, $0.2 million is included in selling, general and administrative expenses and $2.2 million is included in research and development expenses on the consolidated statements of income.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees per ASU 2016-01, all of which is included in selling, general and administrative expenses on the consolidated statements of income.

(5) $0.4 million is included in total cost of sales, $0.5 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the consolidated statements of income.

(6) $0.1 million is included in total cost of sales, $1.0 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(7) $0.3 million is included in selling, general and administrative expenses and $1.1 million is included in research and development expenses on the consolidated statements of income.

(8) $0.3 million is included in total cost of sales, $2.3 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the consolidated statements of income.

(9)  $0.4 million is included in total cost of sales, $4.0 million is included in selling, general and administrative expenses and $2.4 million is included in research and development expenses on the consolidated statements of income.

(10) $0.5 million is included in total cost of sales, $1.8 million is included in selling, general and administrative expenses and $3.9 million is included in research and development expenses on the consolidated statements of income.

(11) Includes abandonment of certain information technology projects.

(12) Includes income related to certain freight forwarder claim settlements, all of which is included in total cost of sales on the consolidated statements of income.

(13) $1.7 million is included in total cost of sales, $2.1 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the consolidated statements of income.

(14) $0.4 million is included in total cost of sales, $3.9 million is included in selling, general and administrative expenses and $2.7 million is included in research and development expenses on the consolidated statements of income.

(15) $0.8 million is included in total cost of sales, $2.3 million is included in selling, general and administrative expenses and $2.9 million is included in research and development expenses on the consolidated statements of income.

(16) Includes gain related to unearned contingent liabilities recognized upon the acquisition of a business in November 2018.

Supplemental Information

Reconciliation of Net Income (Loss) and Earnings (Loss) per Common Share – Basic and Diluted

to Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Common Share – Basic and Diluted

(Unaudited)

	Three Months ended December 31,				Twelve Months ended December 31,
	2020		2019		2020		2019
Net Income (Loss)	$6,114		$(11,624)		$2,378		$(52,982)
Acquisition related expenses, amortizations and adjustments	1,051		1,357		4,550		5,703
Stock-based compensation expense	1,778		1,778		6,834		6,962
Restructuring expenses	2,581		1,356		6,229		6,014
Pension expense(1)	250		195	(1)	970		795
Valuation allowance	(5,420)		5,723		(2,798)		42,778
Deferred compensation adjustments	601	(2)	—		(831)	(2) (3)	—
Asset impairments	—		—		65		3,872
Settlement income	—		—		(28)		(746)
Gain on contingency	—		—		—		(1,230)
Tax effect of adjustments to net income (loss)	(1,716)		(1,251)		(4,805)		(5,675)
Non-GAAP Net Income (Loss)	$5,239		$(2,466)		$12,564		$5,491

Weighted average shares outstanding – basic	48,111		47,936		47,996		47,836
Weighted average shares outstanding – diluted	48,532		47,936		48,288		47,836

Earnings (loss) per common share - basic	$0.13		$(0.24)		$0.05		$(1.11)
Earnings (loss) per common share - diluted	$0.13		$(0.24)		$0.05		$(1.11)

Non-GAAP earnings (loss) per common share - basic	$0.11		$(0.05)		$0.26		$0.11
Non-GAAP earnings (loss) per common share - diluted	$0.11		$(0.05)		$0.26		$0.11

(1) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(2) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(3) Includes net investment gain of $1.5 million related to the out of period remeasurement to historical cost basis of certain long-term investments held in the Company's stock as part of one of the Company’s deferred compensation plans.